                                                                  Exhibit 99.2

                INDEX TO FINANCIAL STATEMENTS OF ELIGIX, INC.

                                                                             Page
                                                                             ----
Report of Independent Accountants..........................................   F-2

Balance Sheets as of December 31, 1999 and 2000............................   F-3

Statements of Operations for the years ended December 31, 1998, 1999 and 2000 and for the period from inception (December 27, 1996) to
  December 31, 2000........................................................   F-4

Statements of Changes in Convertible Preferred Stock and Stockholders'
  Deficit for the period from inception (December 27, 1996) to
  December 31, 2000........................................................   F-5

Statements of Cash Flows for the years ended December 31, 1998, 1999 and 2000 and for the period from inception (December 27, 1996) to
  December 31, 2000........................................................   F-6

Notes to Financial Statements..............................................   F-7

Balance Sheets as of December 31, 2000 and March 31, 2001 (unaudited)......  F-18

Statements of Operations for the three months ended March 31, 2000 and 2001 and for the period from inception (December 27, 1996) to
  March 31, 2001 (unaudited)...............................................  F-19

Statements of Cash Flows for the three months ended March 31, 2000 and
  2001 and for the period from inception (December 27, 1996)
  to March 31, 2001 (unaudited)............................................  F-20

Notes to Unaudited Financial Statements....................................  F-21


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Eligix, Inc.:

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in convertible preferred stock and stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Eligix, Inc. (a development stage enterprise) at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended December 31, 2000, 1999 and 1998 and the period from inception
(December 27, 1996) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has suffered recurring losses from operations since inception and requires additional financing. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 7, 2001

                                  ELIGIX, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  1999           2000
                                                              ------------   ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $  3,269,306   $    711,774
  Prepaid and other current assets..........................       162,638        124,556
                                                              ------------   ------------
    Total current assets....................................     3,431,944        836,330
Other assets................................................       131,700        128,000
Property and equipment, net (Note C)........................     3,197,382      2,742,755
                                                              ------------   ------------
    Total assets............................................  $  6,761,026   $  3,707,085
                                                              ============   ============

                          LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $    400,303   $    844,298
  Accrued expenses..........................................       479,359        774,556
  Cash overdraft............................................       190,363        295,926
  Current portion of loans payable..........................       831,756        944,747
  Convertible notes.........................................            --      7,547,708
                                                              ------------   ------------
    Total current liabilities...............................     1,901,781     10,407,235
Long-term portion of loans payable..........................     2,121,800      1,264,474
Convertible preferred stock, $.001 par value, 57,500,000
  shares authorized:
  Series A convertible preferred stock:
    11,100,000 shares authorized; 10,911,332 shares issued
      and outstanding as of December 31, 1999 and 2000;
      liquidation value of $14,512,072......................     4,555,581      4,555,581
  Series B convertible preferred stock:
    12,500,000 shares authorized; 11,214,755 shares issued
      and outstanding at December 31, 1999 and 2000;
      liquidation value of $16,822,133......................    16,777,679     16,777,679
  Series C convertible preferred stock:
    33,900,000 shares authorized; no shares issued or
      outstanding...........................................            --             --

Commitments and contingencies (Note D)

Stockholders' deficit:
  Common stock, $.001 par value: 66,000,000 shares
    authorized; 131,825 and 251,220 shares issued and
    outstanding at December 31, 1999 and 2000,
    respectively............................................           132            251
  Additional paid-in capital................................        12,142      5,868,847
  Deferred compensation.....................................            --     (3,587,356)
  Deficit accumulated during development stage..............   (18,608,089)   (31,579,626)
                                                              ------------   ------------
    Total stockholders' deficit.............................   (18,595,815)   (29,297,884)
                                                              ------------   ------------
    Total liabilities and stockholders' deficit.............  $  6,761,026   $  3,707,085
                                                              ============   ============

   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                                        CUMULATIVE
                                                                                      FROM INCEPTION
                                                                                      (DECEMBER 27,
                                                  YEARS ENDED DECEMBER 31,               1996) TO
                                          -----------------------------------------    DECEMBER 31,
                                             1998           1999           2000            2000
                                          -----------   ------------   ------------   --------------
General, administrative and marketing
  expenses..............................  $ 1,648,663   $  2,161,841   $  3,682,360    $  8,583,785
Research and development expenses.......    3,925,165      8,257,023      8,097,164      22,201,097
                                          -----------   ------------   ------------    ------------
Loss from operations....................   (5,573,828)   (10,418,864)   (11,779,524)    (30,784,882)
Interest income.........................      220,219        305,510        150,212         813,801
Interest expense........................      (44,030)      (221,514)    (1,342,225)     (1,608,545)
                                          -----------   ------------   ------------    ------------
Net loss................................  $(5,397,639)  $(10,334,868)  $(12,971,537)   $(31,579,626)
                                          ===========   ============   ============    ============

   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
 STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
     FOR THE PERIOD FROM INCEPTION (DECEMBER 27, 1996) TO DECEMBER 31, 2000

                                     SERIES A CONVERTIBLE       SERIES B CONVERTIBLE
                                        PREFERRED STOCK           PREFERRED STOCK           COMMON STOCK       ADDITIONAL
                                    -----------------------   ------------------------   -------------------    PAID-IN
                                      SHARES       AMOUNT       SHARES       AMOUNT      SHARES     AMOUNT      CAPITAL
                                    ----------   ----------   ----------   -----------   --------   --------   ----------
Balance at December 27, 1996......
Issuance of Series A convertible
  preferred stock
  for technology..................   7,500,000   $    7,500                                                    $  (7,500)
Issuance of Series A convertible
  preferred stock.................   3,336,332    4,448,331
Issuance of Series A convertible
  preferred stock for office space
  and services....................      75,000       99,750
Net loss..........................
                                    ----------   ----------   ----------   -----------   -------      ----     ----------
Balance at December 31, 1997......  10,911,332    4,555,581                                                       (7,500)
Issuance of Series B convertible
  preferred stock.................                             9,500,468   $14,250,702
Conversion of promissory notes and
  accrued interest in Series B
  convertible preferred stock.....                             1,352,621     2,028,932
Issuance of Series B convertible
  preferred stock for services....                                13,333        20,000
Issuance of common stock..........                                                        55,600      $ 56         8,284
Net loss..........................
                                    ----------   ----------   ----------   -----------   -------      ----     ----------
Balance at December 31, 1998......  10,911,332    4,555,581   10,866,422    16,299,634    55,600        56           784
Issuance of Series B convertible
  preferred stock, net issuance
  costs of $44,454................                               348,333       478,045
Issuance of common stock..........                                                        76,225        76        11,358
Net loss..........................
                                    ----------   ----------   ----------   -----------   -------      ----     ----------
Balance at December 31, 1999......  10,911,332    4,555,581   11,214,755    16,777,679   131,825       132        12,142
Issuance of common stock..........                                                       119,395       119        17,691
Issuance of warrants with
  convertible notes...............                                                                               907,156
Deferred stock-based compensation
  related to employees............                                                                             4,526,816
Amortization of deferred
  compensation related to
  employees.......................
Stock-based compensation related
  to nonemployees.................                                                                               265,465
Other stock-based compensation....                                                                               139,577
Net loss..........................
                                    ----------   ----------   ----------   -----------   -------      ----     ----------
Balance at December 31, 2000......  10,911,332   $4,555,581   11,214,755   $16,777,679   251,220      $251     $5,868,847
                                    ==========   ==========   ==========   ===========   =======      ====     ==========


                                                      DEFICIT
                                                    ACCUMULATED
                                                       DURING         TOTAL
                                      DEFERRED      DEVELOPMENT    STOCKHOLDERS'
                                    COMPENSATION       STAGE         DEFICIT
                                    -------------   ------------   ------------
Balance at December 27, 1996......
Issuance of Series A convertible
  preferred stock
  for technology..................                                 $     (7,500)
Issuance of Series A convertible
  preferred stock.................
Issuance of Series A convertible
  preferred stock for office space
  and services....................
Net loss..........................                  $(2,875,582)     (2,875,582)
                                     -----------    ------------   ------------
Balance at December 31, 1997......                   (2,875,582)     (2,883,082)
Issuance of Series B convertible
  preferred stock.................
Conversion of promissory notes and
  accrued interest in Series B
  convertible preferred stock.....
Issuance of Series B convertible
  preferred stock for services....
Issuance of common stock..........                                        8,340
Net loss..........................                   (5,397,639)     (5,397,639)
                                     -----------    ------------   ------------
Balance at December 31, 1998......                   (8,273,221)     (8,272,381)
Issuance of Series B convertible
  preferred stock, net issuance
  costs of $44,454................
Issuance of common stock..........                                       11,434
Net loss..........................                  (10,334,868)    (10,334,868)
                                     -----------    ------------   ------------
Balance at December 31, 1999......                  (18,608,089)    (18,595,815)
Issuance of common stock..........                                       17,810
Issuance of warrants with
  convertible notes...............                                      907,156
Deferred stock-based compensation
  related to employees............   $(4,526,816)                            --
Amortization of deferred
  compensation related to
  employees.......................       939,460                        939,460
Stock-based compensation related
  to nonemployees.................                                      265,465
Other stock-based compensation....                                      139,577
Net loss..........................                  (12,971,537)    (12,971,537)
                                     -----------    ------------   ------------
Balance at December 31, 2000......   $(3,587,356)   $(31,579,626)  $(29,297,884)
                                     ===========    ============   ============

   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                                         CUMULATIVE
                                                                                                       FROM INCEPTION
                                                                                                       (DECEMBER 27,
                                                                    YEAR ENDED DECEMBER 31,               1996) TO
                                                           -----------------------------------------    DECEMBER 31,
                                                              1998           1999           2000            2000
                                                           -----------   ------------   ------------   --------------
Cash flows from operating activities:
  Net loss...............................................  $(5,397,639)  $(10,334,868)  $(12,971,537)   $(31,579,626)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization........................       54,529        360,949        438,552         868,652
    Noncash charges......................................       28,312             --             --         119,750
    Stock compensation expense...........................                                  1,344,502       1,344,502
    Amortization of debt discount........................                                    632,314         632,314
    Loss on disposal of fixed assets.....................                                     78,249          78,249
    Changes in operating assets and liabilities:
      Prepaid and other current assets...................      (87,719)       (21,545)        38,082        (116,366)
      Other assets.......................................     (113,700)       (14,000)         3,700        (128,000)
      Accounts payable...................................      490,742       (363,204)       443,995         844,298
      Accrued expenses...................................      501,238       (229,327)       295,197         774,556
                                                           -----------   ------------   ------------    ------------
Net cash used by operating activities....................   (4,524,237)   (10,601,995)    (9,696,946)    (27,161,671)
                                                           -----------   ------------   ------------    ------------
Cash flows from investing activities:
    Purchase of property and equipment...................   (1,376,288)    (2,021,899)       (62,174)     (3,670,651)
                                                           -----------   ------------   ------------    ------------
Net cash used by investing activities....................   (1,376,288)    (2,021,899)       (62,174)     (3,670,651)
                                                           -----------   ------------   ------------    ------------
Cash flows from financing activities:
  Payments on notes payable..............................      (52,000)      (481,871)      (744,335)     (1,283,472)
  Proceeds from notes payable............................      268,000      3,116,631        349,355       3,843,785
  Cash overdraft.........................................           --        190,363        105,563         295,926
  Prepaid stock subscription.............................      300,000             --             --         300,000
  Proceeds from issuance of convertible promissory
    notes................................................    2,000,000             --      7,473,195       9,473,195
  Proceeds from issuance of Series B convertible
    preferred stock......................................   14,250,702        178,045             --      14,428,747
  Proceeds from issuance of Series A convertible
    preferred stock......................................           --             --             --       4,448,331
  Proceeds from issuance of common stock.................        8,340         11,434         17,810          37,584
                                                           -----------   ------------   ------------    ------------
Net cash provided by financing activities................   16,775,042      3,014,602      7,201,588      31,544,096
                                                           -----------   ------------   ------------    ------------
Net increase (decrease) in cash and cash equivalents.....   10,874,517     (9,609,292)    (2,557,532)        711,774
Cash and cash equivalents at beginning of year...........    2,004,081     12,878,598      3,269,306              --
                                                           -----------   ------------   ------------    ------------
Cash and cash equivalents at end of year.................  $12,878,598   $  3,269,306   $    711,774    $    711,774
                                                           ===========   ============   ============    ============
Supplemental disclosure of cash flow information:
  Interest paid..........................................  $    15,098   $    221,514   $    319,726    $    556,338
Noncash transactions:
  Conversion of convertible promissory notes (see
    Note I)
  Issuance of Series A convertible preferred stock for
    use of research facility (see Note M)
  Issuance of Series A convertible preferred stock for
    technology (see Note F)

   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS


A. NATURE OF BUSINESS

    Eligix, Inc. (the "Company") was incorporated in the State of Delaware on December 27, 1996. The Company is focused on the development and commercialization of enabling and novel cell therapies for the treatment of cancer and immune disorders. The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, and is devoting substantially all of its efforts to conducting research and development and raising capital to fund operations.

    The Company's financial statements have been presented on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and has a retained deficit which has been primarily funded by issuing equity securities as well as debt securities and lease financing. Management intends to issue additional debt and equity securities to existing and third-party investors to finance the commercialization of existing technologies.

    On December 8, 2000, the Company entered into a definitive agreement to be acquired by BioTransplant Incorporated ("BioTransplant"), as further described in Note O. The Company expects to borrow up to $2,000,000 from BioTransplant in the form of a promissory note to fund operations through the anticipated closing date of the merger. If the merger with BioTransplant is not completed, the Company will be required to obtain additional capital in the short term to satisfy its ongoing capital needs and to continue its operations. Although management continues to pursue additional funding arrangements and/or strategic partnering, no assurance can be given that such financing will in fact be available to the Company. If the Company is unable to obtain financing on acceptable terms in order to maintain operations through the next fiscal year, it could be forced to curtail or discontinue its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The financial statements have been prepared under the accrual method of accounting in conformity with generally accepted accounting principles.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of cash in banks and money market funds with original maturities of three months or less.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For financial reporting purposes, depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which are as follows:


Computer equipment and software......                3 years
Furniture and fixtures...............                5 years
Lab equipment........................                10 years
                                        Shorter of the life of the lease or
Leasehold improvements...............        the estimated useful life

    CONCENTRATION OF CREDIT RISK

    The Company's significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains cash and cash equivalents with major financial institutions.

    UNCERTAINTIES

    The Company is subject to risks common to companies in the biotechnology industry, including but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, health care cost containment initiatives, uncertainty of market acceptance of products, product liability and compliance with government regulations, including those of the U.S. Department of Health and Human Services and the U.S. Food and Drug Administration.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying values of cash and cash equivalents, loans payable and convertible notes approximate fair value given the short-term nature of the instruments.

    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are charged to expense as incurred.

    INCOME TAXES

    Deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using current statutory tax rates. A valuation allowance against deferred tax assets is recorded if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    ACCOUNTING FOR STOCK-BASED COMPENSATION

    Stock options issued to employees under the Company's stock option plan are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Employees," and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the Company's common stock at the date of grant. The Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," through disclosure only (Note G). All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS
No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

    RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). FAS No. 133, as amended by FAS
No. 137, is effective for fiscal quarters of all fiscal years beginning after June 15, 2000. FAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The Company does not expect that the adoption of this statement will have a material impact on the Company's financial statements.

    RECLASSIFICATION OF PRIOR YEAR BALANCES

    Certain reclassifications have been made to prior year financial statements to conform to the current presentation.

C. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31, 1999 and 2000:

                                                          1999         2000
                                                          ----         ----
Equipment............................................  $  988,202   $1,021,613
Computer and equipment...............................     285,232      285,232
Furniture and fixtures...............................     280,067      234,830
Leasehold improvements...............................   2,073,980    2,069,731
                                                       ----------   ----------
  Total property and equipment.......................   3,627,481    3,611,406
Less: accumulated depreciation.......................    (430,099)    (868,651)
                                                       ----------   ----------
Property and equipment, net..........................  $3,197,382   $2,742,755
                                                       ==========   ==========

D. COMMITMENTS AND CONTINGENCIES

    LEASE OBLIGATIONS

    Effective October 1, 1998, the Company entered into a five-year operating lease for its office facility in Medford, Massachusetts. In addition, the Company has entered into operating leases for office and lab equipment. Total rent expense was $291,240, $641,107 and $708,032 for the years ended
December 31, 1998, 1999 and 2000, respectively, and $1,811,060 for the period from inception through December 31, 2000.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


D. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    At December 31, 2000, the Company has commitments under these long-term leases requiring annual payments as follows:

                                                              OPERATING
                                                                LEASES
                                                              ----------
2001........................................................     770,616
2002........................................................     753,826
2003........................................................     564,261
2004........................................................       2,759
Thereafter..................................................          --
                                                              ----------
Total payments..............................................  $2,091,462
                                                              ==========

    The Company leases a portion of its Medford, Massachusetts office facility to a third party. The third party does not have a formal sublease agreement with the Company and pays rent on a monthly basis. The Company recorded $0, $197,676 and $214,935 of sublease income for the years ended December 31, 1998, 1999 and 2000, respectively, and $412,611 for the period from inception through December 31, 2000, as a reduction of rent expense.

E. INCOME TAXES

    The Company's deferred income taxes as of December 31, 1999 and 2000 were as follows:

                                                         1999         2000
                                                         ----         ----
Deferred income tax assets:
  Net operating losses..............................  $5,115,140   $11,462,655
  Tax credit carryforwards..........................     426,474       617,487
  Capitalized research and development..............   2,336,052     1,099,046
  Other.............................................     (25,276)      226,515
                                                      ----------   -----------
  Total deferred tax assets.........................   7,852,390    13,405,703
  Valuation allowance...............................  (7,852,390)  (13,405,703)
                                                      ----------   -----------
  Net deferred tax assets...........................  $       --   $        --
                                                      ==========   ===========

    At December 31, 2000, the Company has federal and state net operating loss carryforwards of $28,710,000 and $28,370,000, respectively, available to reduce future taxable income which expire at various dates through 2020. The Company also has federal and state research and development credit carryforwards of approximately $413,000 and $310,000, respectively, available to reduce future tax liabilities which expire at various dates through 2020. Under Section 382 of the Internal Revenue Code, changes in the Company's ownership could limit the amount of loss and credit carryforwards which can be utilized by the Company.

    Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards and capitalized research and development costs. Due to the uncertainty of the Company's ability to use the net operating losses in the future, management has recorded a full valuation allowance.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


F. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

    COMMON STOCK

    The Company has authorized 66,000,000 shares of common stock, $.001 par value. Dividend and liquidation rights of common stock are subordinated to those of all series of preferred stock.

    CONVERTIBLE PREFERRED STOCK

    The Company has authorized 57,500,000 shares of preferred stock of which 11,100,000 are designated as Series A convertible preferred stock and 12,500,000 are designated as Series B convertible preferred stock. The convertible preferred stock is classified in the balance sheet as mezzanine financing due to liquidation rights which are not within control of the Company.

    The holders of Series A and Series B convertible preferred stock have the following rights:

    CONVERSION

    Each share of Series A and Series B convertible preferred stock is convertible at the option of the holder into one share of common stock, subject to antidilution and other adjustments. The shares will automatically convert upon the closing of a public offering of the Company's common stock in which the per share price is at least $5.00 and the gross proceeds to the Company are at least $10,000,000.

    DIVIDENDS

    The holders of Series A and Series B convertible preferred shares shall be entitled to receive, when and as declared by the Board of Directors, noncumulative dividends in preference to any dividend on the common stock at the rate of 8% of the original issue price of $1.3333 and $1.50, respectively, per annum. The holders of Series A and Series B convertible preferred shares shall also be entitled to receive any cash dividend declared on common stock equal to the amount they would be entitled to if such preferred stock had been converted into common stock.

    VOTING

    Series A and Series B convertible preferred stockholders are entitled to a number of votes equal to the number of shares of common stock into which the preferred shares are convertible.

    LIQUIDATION

    In the event of liquidation, dissolution or winding up of the Company, the holders of Series A and Series B convertible preferred stock shall be entitled to receive, in preference to the holders of the common stock, an amount equal to $1.3333 per share and $1.50 per share, respectively, plus any declared but unpaid dividends. If upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred, then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


F. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (CONTINUED)

    In connection with its formation, the Company issued 7,500,000 shares of Series A convertible preferred stock to Coulter Corporation in exchange for rights to certain dense particle technology. At the time of the transaction, Coulter Corporation held approximately 75% of the outstanding voting shares of the Company. Because Coulter Corporation had voting control of the Company, the technology rights were recorded at Coulter Corporation's historical cost basis of $0. In 1997, Coulter Corporation transferred 4,900,000 of its shares of Series A preferred stock to members of the Coulter family in connection with the sale of Coulter Corporation to Beckman and, as a result, Coulter Corporation (now Beckman Coulter Corporation) ceased to have voting control over Eligix.

    WARRANTS

    During 1997, the Company issued warrants in connection with a loan and security agreement, which, at December 31, 2000, allow the holders to purchase 31,250 shares of Series B convertible preferred stock. The warrants are exercisable, in whole or in part, at any time from the date of grant, September 4, 1997, through the later of ten years after the date of grant or five years after the closing of the Company's initial public offering of its common stock. The estimated fair value of warrant was insignificant.

    In connection with a loan agreement entered into during June 1999, the Company issued a warrant to purchase 80,000 shares of common stock at a price of $1.50 per share. The warrant is exercisable, in whole or in part, at any time from the date of grant, June 1999, through June 2004. The estimated fair value of the warrant was insignificant.

    See Note N for description of warrants issued in connection with the Bridge Financing.

G. EQUITY INCENTIVE PLAN

    In June 1997, the Board of Directors (the "Board") established the 1997 Equity Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for the issuance of incentive stock options to employees and nonstatutory options to employees, directors and consultants of the Company. The Company has reserved 8,000,000 shares of common stock for issuance under the Incentive Plan. As of December 31, 2000, 602,217 shares of common stock were available for future awards.

    All options granted under the Incentive Plan are subject to terms and conditions, as determined by the Board, including exercise price, vesting and expiration period. The Board shall establish the exercise price and vesting period at the time each option is granted and specify this information in the applicable option agreement. Incentive stock options are granted at an exercise price equal to at least 100% of the fair value of the Company's common stock at the date of grant. Nonstatutory stock options are granted at an exercise price equal to at least 85% of the fair value of the Company's common stock on the date of grant. Options issued to employees generally vest over five years. Options issued to consultants vest over the period determined by the Board at the grant date. Options expire ten years from the date of grant.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


G. EQUITY INCENTIVE PLAN (CONTINUED)

    The following is a summary of the Incentive Plan activity as of December 31, 2000 and for the years ended December 31, 2000, 1999, 1998 and 1997 and for the period from inception (December 27, 1996) to December 31, 2000:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                            NUMBER     EXERCISE
OPTIONS                                                   OF SHARES     PRICE
-------                                                   ----------   --------
Outstanding at December 27, 1996
  Granted...............................................   1,686,100    $0.15
  Exercised.............................................          --       --
  Canceled..............................................    (175,000)    0.15
                                                          ----------    -----
Outstanding at December 31, 1997........................   1,511,100     0.15
  Granted...............................................     976,600     0.15
  Exercised.............................................     (55,600)    0.15
  Canceled..............................................        (600)    0.15
                                                          ----------    -----
Outstanding at December 31, 1998........................   2,431,500     0.15
  Granted...............................................   2,626,000     0.15
  Exercised.............................................     (76,225)    0.15
  Canceled..............................................    (748,775)    0.15
                                                          ----------    -----
Outstanding at December 31, 1999........................   4,232,500     0.15
  Granted...............................................   4,398,800     0.06
  Exercised.............................................    (119,395)    0.15
  Canceled..............................................  (1,114,122)    0.15
                                                          ----------    -----
Outstanding at December 31, 2000........................   7,397,783    $0.10
                                                          ==========    =====

    The following table summarizes information about stock options outstanding at December 31, 2000:

                                      OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                        -----------------------------------------------   ----------------------------
                                                WEIGHTED       WEIGHTED                       WEIGHTED
                             NUMBER             AVERAGE        AVERAGE         NUMBER         AVERAGE
      RANGE OF           OUTSTANDING AT        REMAINING       EXERCISE    EXERCISABLE AT     EXERCISE
   EXERCISE PRICES      DECEMBER 31, 2000   CONTRACTUAL LIFE    PRICE     DECEMBER 31, 2000    PRICE
   ---------------      -----------------   ----------------   --------   -----------------   --------
0$.01-$0.15.........        7,397,783       8.6 years           $0.10         2,204,469        $0.13

    The estimated weighted average fair value of stock options granted to employees in each of 1998, 1999 and 2000 was $0.05 per share, determined using the minimum value method assuming an interest rate of 5.18% for 1998, 5.84% for 1999 and 5.60% for 2000, an expected life of 7 years, and no dividends. The pro forma effect of accounting for options granted to employees since inception using the fair value method on the 1998, 1999 and 2000 net loss was to increase the net loss to $5,407,493 in 1998, $10,357,790 in 1999 and $13,275,194 in 2000.

    In May 2000, the Company granted to employees approximately 2.8 million options to purchase common stock with an exercise price of $0.01 per share. The options were immediately exercisable in full but the underlying stock is subject to certain repurchase rights and certain restrictions on transfer

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


G. EQUITY INCENTIVE PLAN (CONTINUED)

for a period of five years. The repurchase rights and restrictions lapse upon consummation of a change of control of the Company or upon the closing of an equity financing of the Company in which proceeds of at least $5 million are received by the Company.

    The Company recorded compensation expense of approximately $784,000 for the year ended December 31, 2000 relating to options granted to employees with exercise prices which, based upon management's consideration of subsequent events including the proposed merger with BioTransplant, were determined to be less than fair value of the common stock at the grant date.

    In September 2000, the Company extended the exercise period through December 31, 2000 for approximately 213,000 fully vested common stock options held by recently terminated employees. The Company recorded compensation expense of approximately $140,000 related to this extension for the year ended
December 31, 2000.

    In September 2000, the Company canceled an employee common stock option grant of 450,000 shares with an exercise price of $0.15 per share and issued the employee a grant to purchase 450,000 shares of common stock at an exercise price of $0.01. The options vest over a period of five years and fully vest based on a change of control. The Company recorded compensation expense of approximately $155,000 for the year ended December 31, 2000 related to this cancellation and reissuance. These options will be accounted for as variable options through the date of exercise in accordance with FASB Interpretation No. 44.

    The Company recorded compensation expense of approximately $265,000 during the year ended December 31, 2000 for stock options granted to non-employees.

H. DEBT

    In September 1997, the Company entered into a loan and security agreement which allows the Company to borrow up to $750,000. The minimum funding amount is $100,000 with a maximum of five loans. Loans under the agreement bear interest at a fixed rate equal to the yield to maturity for the U.S. Treasury note having a term equivalent with the loan's term on the date of funding plus 300 basis points. The loans are collateralized by certain equipment.

    In June 1999, the Company entered into a loan and security agreement which allows the Company to borrow up to $2,700,000. The minimum funding amount is $35,000. Each note will have a fixed term of 42 months. Loans under the agreement bear interest at a fixed rate equal to the prime rate on the date of commencement plus the average interest rate of a similar term U.S. Treasury note for the week preceding the date of commencement. The loans are collateralized by certain equipment.

    The weighted average interest rate on loans outstanding at December 31, 2000 is 11.8%.

    Long-term debt consists of the following:

Loans payable...............................................  $2,209,221
Less: current portion.......................................     944,747
                                                              ----------
Long-term portion of loans payable..........................  $1,264,474
                                                              ==========

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


H. DEBT (CONTINUED)

    Future minimum payments of long-term loans as of December 31, 2000 are as follows:

2001........................................................   1,186,769
2002........................................................   1,109,962
2003........................................................     322,979
Thereafter..................................................          --
                                                              ----------
Total minimum payments......................................   2,619,710
Less: interest..............................................     410,489
                                                              ----------
Loans payable...............................................  $2,209,221
                                                              ==========

I. CONVERTIBLE PROMISSORY NOTES

    On June 5, 1998, the Company issued $2,000,000 of convertible promissory notes (the "Notes") bearing 6% interest per annum due on or prior to December 5, 1998. Per the terms of the Notes agreement, principal and interest were automatically convertible into shares of the Company's Series B convertible preferred stock or other similar equity securities upon the closing of a financing on or prior to December 5, 1998. The Company received financing from the issuance of Series B convertible preferred stock at $1.50 per share on September 3, 1998. Accordingly, the principal and accrued interest of $2,028,932 was converted into 1,352,621 shares of the Series B convertible preferred stock. See Note N for description of notes issued in connection with Bridge Financing.

J. AGREEMENTS

    Effective December 31, 1998, the Company entered into a collaborative research agreement with Johns Hopkins University ("JHU"). The research agreement has a term of two and one-half years. The Company may terminate the research agreement for any reason upon giving JHU sixty days notice. In connection with the research agreement, the Company issued 125,000 options to purchase the Company's common stock to each of two JHU scientists.

    The Company entered into a license agreement with JHU for the licensing of certain patent rights and inventions effective December 31, 1998. The license agreement requires the Company to pay a $5,000 nonrefundable annual maintenance fee. JHU is also entitled to receive royalty payments based on a percentage of the net sales of products and services developed using JHU's licensed patent rights and innovations. The Company may terminate the license agreement for any reason upon giving JHU sixty days notice. In May 1999, the Company issued JHU 250,000 options to purchase the Company's common stock related to the license agreement. The options have a term of ten years and vest based on the achievement of certain milestones.

K. EMPLOYEE BENEFIT PLAN

    The Company maintains the Eligix, Inc. 401(k) Plan (the "Plan") to provide retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Eligible employees may contribute from 1% to 15% of their annual compensation to the Plan, limited to a maximum amount as set by the Internal Revenue Service. To date, the Company has not made any contributions to the Plan.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


K. EMPLOYEE BENEFIT PLAN (CONTINUED)

    On May 25, 2000, the board of directors adopted a management equity incentive plan. The board subsequently amended and restated the plan on December 8, 2000. Pursuant to the amended plan, the Company's management team will receive an aggregate of 15% of the total consideration received in the event of a merger or similar business transaction involving the Company.

L. RELATED PARTIES

    Prior to 1999, the Company leased office space from two stockholders, Beckman Coulter, formerly Coulter Corporation ("Coulter") and Massachusetts Biotechnology Research Institute ("MBRI"). Rent expense of $65,426 was incurred during the year ended December 31, 1998 for the use of the Coulter facility. Rent expense of $139,650 was incurred during the year ended December 31, 1998 for the use of the MBRI facility. No rent expense was incurred during years ended December 31, 1999 and 2000.

    The Company also reimburses Coulter and MBRI for supplies and lab equipment expenditures made on behalf of the Company. Total reimbursed costs to Coulter were approximately $157,000, $78,500 and $32,981 for the years ended
December 31, 1998, 1999 and 2000, respectively, and $623,081 from inception through December 31, 2000. Total reimbursed costs to MBRI were $315,664, $9,174 and $0 for the years ended December 31, 1998, 1999 and 2000, respectively, and $445,570 from inception through December 31, 2000.

    The Company leases lab equipment under operating leases with Coulter Leasing Corporation. Total payments were $18,012, $38,335 and $40,260 for the years ended December 31, 1998, 1999 and 2000, respectively, and $96,607 from inception through December 31, 2000.

M. SUPPLEMENTAL CASH FLOW INFORMATION

    In 1997, the Company issued 75,000 shares of Series A convertible preferred stock to the Massachusetts Biotechnology Research Institute in exchange for use of their biotechnology research facility. As a result of this transaction, the Company recorded additional paid-in capital of $99,675 and a corresponding amount to rent expense.

N. BRIDGE FINANCING

    On April 6, 2000, the Company entered into a bridge financing agreement ("Agreement") with certain existing investors pursuant to which the Company may issue and sell to the investors 8% subordinated convertible notes ("Notes") having an aggregate principal amount of up to $15,000,000 and warrants to purchase up to an aggregate of 4,250,000 shares of common stock of the Company. In the event that the Company closes a private placement of equity securities (the "Private Financing Securities") resulting in at least $15 million in gross proceeds to the Company prior to December 31, 2000, then the Notes shall automatically be converted without any action on part of the holder thereof into that number of shares of the Private Financing Securities determined by dividing the outstanding principal amount by the per share purchase price in effect in the Private Financing. At the election of the holders, the Notes are convertible into Series C-1 convertible preferred stock at a price per share equal to $1.50.

    On April 6, 2000, the Company sold approximately $4.8 million of the Notes and issued warrants to purchase approximately 480,000 shares of common stock at an exercise price per share of $0.15. Approximately $331,000 of the proceeds from the Notes has been allocated to the warrants based on

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


N. BRIDGE FINANCING (CONTINUED)

the warrants' relative fair value. The resulting debt discount is being accreted to interest expense over one year, the expected life of the debt.

    On September 7, 2000, the Company sold approximately $2.7 million of the Notes and issued warrants to purchase approximately 838,000 shares of common stock at an exercise price per share of $0.15. Approximately $577,000 of the proceeds from the Notes has been allocated to the warrants based on the warrants' relative fair value. The resulting debt discount is being accreted to interest expense over one year, the expected life of the debt.

    On September 7, 2000, the Company filed revised articles of incorporation to authorize 10,000,000 shares of Series C-1 convertible preferred stock, 11,100,000 shares of Series C-2 convertible preferred stock and 12,500,000 shares of Series C-3 convertible preferred stock. Each share of Series A and B convertible preferred stock held by certain investors of the Company who have elected to participate in the Company's convertible note financings is, at the election of such holder, convertible into one share of Series C-2 convertible preferred stock, in the case of Series A, and C-3 convertible preferred stock, in the case of Series B. The liquidation preferences for Series C-1, C-2 and C-3 are $4.50, $1.3333 and $1.50, respectively. Each share of Series C-1, C-2 and C-3 convertible preferred stock is convertible at the option of the holder into one share of common stock, subject to antidilution and other adjustments.

O. PROPOSED MERGER

    On December 8, 2000, the Company entered into a definitive agreement to be acquired by BioTransplant. Under the terms of the proposed transaction, BioTransplant will issue up to 6,600,000 shares of common stock for all of the Company's fully diluted shares. Of the 6,600,000 shares, 990,000 shares will be issued to management of the Company as a result of the management equity incentive plan adopted by the board of directors on May 25, 2000, as amended and restated on December 8, 2000. Based on the Company's average trading price for the period from two days before to two days after the date the merger was announced, December 11, 2000, of $8.3564, the transaction is valued at approximately $55,000,000. The transaction is intended to be accounted for as a purchase and is subject to approval by stockholders of Eligix and BioTransplant and other customary conditions. The transaction is expected to close in the second quarter of fiscal year 2001.

    The Company expects to borrow up to $2,000,000 from BioTransplant in the form of a promissory note to fund operations through the anticipated closing date of the merger. As of February 28, 2001, Eligix had borrowed $1.0 million of the $2.0 million from BioTransplant.

    If the Company or Eligix terminates the merger agreement in accordance with its terms, all obligations of the parties under the merger agreement terminate and there will be no liability, except that if the merger agreement is terminated by either party as a result of the other party's failure to perform or comply in all material respects with the agreements and covenants under the merger agreement, the nonterminating party will pay the terminating party $2,000,000.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS
                                  (UNAUDITED)


                                                                                December 31,     March 31,
                                                                                    2000           2001
                                                                                ------------   -------------
                                     ASSETS
Current assets:
  Cash and cash equivalents ...............................................     $    711,774   $    710,999
  Prepaid and other current assets ........................................          124,556         48,620
                                                                                ------------   ------------
    Total current assets ..................................................          836,330        759,619
Other assets ..............................................................          128,000        128,000
Property and equipment, net ...............................................        2,742,755      2,694,493
                                                                                ------------   ------------
    Total assets ..........................................................     $  3,707,085   $  3,582,112
                                                                                ============   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable ........................................................     $    844,298   $  1,148,929
  Accrued expenses ........................................................          774,556        999,066
  Cash overdraft ..........................................................          295,926             --
  Current portion of loans payable ........................................          944,747        995,512
  Note payable to BioTransplant............................................               --      2,000,000
  Convertible notes .......................................................        7,547,708      7,972,139
                                                                                ------------   ------------
    Total current liabilities .............................................       10,407,235     13,115,646
Long-term portion of loans payable ........................................        1,264,474      1,041,953
Convertible preferred stock, $.00l par value, 57,500,000 shares authorized:
  Series A convertible preferred stock:
    11,100,000 shares authorized; 10,911,332 shares issued and outstanding at December 31, 2000 and March 31, 2001; liquidation value of
    $14,512,072 ...........................................................        4,555,581      4,555,581
  Series B convertible preferred stock:
    12,500,000 shares authorized; 11,214,755 shares issued and outstanding at December 31, 2000 and March 31, 2001; liquidation value of
    $16,822,133 ...........................................................       16,777,679     16,777,679
  Series C convertible preferred stock:
    33,900,000 shares authorized; no shares issued or outstanding .........               --             --
Stockholders' deficit:
  Common stock, $.001 par value: 66,000,000 shares authorized;
    251,220 and 310,603 shares issued and outstanding at December 31, 2000
     and March 31, 2001 ...................................................              251            311
  Additional paid-in capital ..............................................        5,868,847      5,611,576
  Deferred compensation ...................................................       (3,587,356)    (3,092,683)
  Deficit accumulated during development stage ............................      (31,579,626)   (34,427,951)
                                                                                ------------   ------------
    Total stockholders' deficit ...........................................      (29,297,884)   (31,908,747)
                                                                                ------------   ------------
    Total liabilities and stockholders' deficit ...........................     $  3,707,085   $  3,582,112
                                                                                ============   ============

   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                                                         Cumulative
                                                                                       from Inception
                                                                                        (December 27,
                                                       Three Months Ended March 31,       1996) to
                                                       ----------------------------       March 31,
                                                            2000           2001              2001
                                                        -----------     -----------     --------------
General, administrative and marketing expenses ......   $   687,619     $   801,569      $  9,385,354
Research and development expenses ...................     2,256,722       1,557,366        23,758,463
                                                        -----------     -----------      ------------
Loss from operations ................................    (2,944,341)     (2,358,935)      (33,143,817)
Interest income .....................................        25,212           6,660           820,461
Interest expense ....................................       (88,010)       (496,050)       (2,104,595)
                                                        -----------     -----------      ------------
Net loss ............................................   $(3,007,139)    $(2,848,325)     $(34,427,951)
                                                        ===========     ===========      ============

   The accompanying notes are an integral part of these financial statements.

                                  ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                                        Cumulative
                                                                                      from Inception
                                                                                       (December 27,
                                                       Three Months Ended March 31,      1996) to
                                                       ----------------------------      March 31,
                                                           2000           2001             2001
                                                       -----------    ------------    -------------
Cash flows from operating activities:
  Net loss ..........................................  $(3,007,139)   $ (2,848,325)  $(34,427,951)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization ...................      116,555         107,145        975,797
    Noncash charges .................................           --         149,682        269,432
    Stock compensation expense ......................      427,241         228,455      1,572,957
    Amortization of debt discount ...................           --         274,849        907,163
    Loss on disposal of fixed assets ................           --              --         78,249
    Changes in operating assets and liabilities:
      Prepaid and other current assets ..............       22,862          75,936        (40,430)
      Other assets ..................................           --              --       (128,000)
      Accounts payable ..............................       29,487         304,631      1,148,929
      Accrued expenses ..............................     (233,305)        224,510        999,066
                                                       -----------    ------------   ------------
Net cash used by operating activities ...............   (2,644,299)     (1,483,117)   (28,644,788)

Cash flows from investing activities:
  Purchase of property and equipment ................      (15,742)        (58,883)    (3,729,534)
                                                       -----------    ------------   ------------
Net cash used by investing activities ...............      (15,742)        (58,883)    (3,729,534)
                                                       -----------    ------------   ------------
Cash flows from financing activities:
  Payments on notes payable .........................      (99,885)       (171,756)    (1,455,228)
  Proceeds from notes payable .......................           --       2,000,000      5,843,785
  Cash overdraft ....................................     (190,363)       (295,926)            --
  Prepaid stock subscription ........................           --              --        300,000
  Proceeds from issuance of convertible promissory
    notes ...........................................           --              --      9,473,195
  Proceeds from issuance of Series B convertible
    preferred stock .................................           --              --     14,428,747
  Proceeds from issuance of Series A convertible
    preferred stock .................................           --              --      4,448,331
  Proceeds from issuance of common stock ............          649           8,907         46,491
                                                       -----------    ------------   ------------
Net cash provided (used) by financing activities ....     (289,599)      1,541,225     33,085,321

Net increase (decrease) in cash and cash
  equivalents .......................................   (2,949,640)           (775)       710,999
Cash and cash equivalents at beginning of period ....    3,269,306         711,774             --
                                                       -----------    ------------   ------------
Cash and cash equivalents at end of period ..........  $   319,666    $    710,999   $    710,999
                                                       ===========    ============   ============


                                   ELIGIX, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                  MARCH 31, 2001


A.  BASIS OF PRESENTATION

    The interim financial data as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 and for the period from inception (December 27, 1996) to March 31, 2001 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission and therefore do not include all information and footnotes necessary for a complete presentation of operations, the financial position, and cash flows of Eligix, Inc. (the "Company"). Audited financial statements of the Company which included all information and footnotes necessary for such presentation for the three years ended December 31, 2000 are included in BioTransplant Incorporated's ("BioTransplant") Current Report on Form 8-K/A dated May 15, 2001 and filed with the Securities and Exchange Commission on June 25, 2001.

    The results of operations for the interim period ended March 31, 2001 are not necessarily indicative of the results to be expected for the year.

B.  ACQUISITION

    On December 8, 2000, the Company entered into a definitive agreement to be acquired by BioTransplant. Under the terms of the transaction, BioTransplant will issue 6,600,000 shares of common stock for all of the Company's fully diluted shares. Of the 6,600,000 shares, 990,000 shares will be issued to management of the Company as a result of the management equity incentive plan adopted by the Company's board of directors on May 25, 2000, as amended and restated on December 8, 2000. Based on BioTransplant's average trading price for the period from two days before to two days after the date the merger was announced, December 11, 2000, of $8.3564, the transaction was valued at approximately $55,000,000. The transaction was completed effective May 15, 2001.

    During the three months ended March 31, 2001, the Company borrowed $2,000,000 from BioTransplant in the form of a promissory note to fund operations through the closing date of the merger. Pursuant to the terms of the note, BioTransplant forgave the loan concurrently with the closing of the merger.

C.  EQUITY INCENTIVE PLAN

    The Company recorded compensation expense of approximately $240,000 and $344,000 for the three months ended March 31, 2000 and 2001, respectively, relating to options granted to employees with exercise prices which, based upon management's consideration of subsequent events including the proposed merger with BioTransplant, were determined to be less than fair value of the common stock at the grant date.

    In September 2000, the Company canceled an employee common stock option grant of 450,000 shares with an exercise price of $0.15 per share and granted the employee an option to purchase 450,000 shares of common stock at an exercise price of $0.01. The options vest over a period of five years and fully vest based on a change of control. These options are being accounted for as variable options through the date of exercise in accordance with FASB Interpretation No. 44. The Company recorded a reduction to general, administrative and marketing expenses of approximately $45,000 for the three months ended March 31, 2001 due to a decline in the value of these options.

    The Company recorded compensation expense of approximately $187,000 for the three months ended March 31, 2000 for stock options granted to non-employees. The Company recorded a reduction to research and development expenses of approximately $70,000 for the three months ended March 31, 2001 due to a decline in the value of stock options granted to non-employees.

D.  ACCOUNTING PRONOUNCEMENTS

    In January 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires that all derivative investments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or comprehensive income depending on whether a derivative is designated as part of a hedge transaction, and the type of hedge transaction. The Company's adoption of the statement did not impact its financial statements.

E.  SUBSEQUENT EVENT

    In May 2000, the Company granted to employees approximately 2.8 million options to purchase common stock with an exercise price of $0.01 per share. The options were immediately exercisable in full but the underlying stock is subject to certain repurchase rights and certain restrictions on transfer for a period of five years. The repurchase rights and restrictions lapsed upon the consummation of the acquisition of the Company by BioTransplant, which occurred on May 15, 2001.